UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2016 (April 28, 2016)

Communications Sales & Leasing, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36708	46-5230630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10802 Executive Center Drive Benton Building Suite 300 Little Rock, Arkansas	72211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (501) 850-0820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The disclosures set forth in Item 2.01 hereof are hereby incorporated by reference into this Item 1.01.

Item 2.01 Financial Statements and Exhibits

On May 2, 2016 (the “Closing Date”), Communications Sales & Leasing, Inc., a Maryland corporation (“CS&L”) consummated the transactions contemplated by that certain Agreement and Plan of Merger, dated as of January 7, 2016 (the “Merger Agreement”), by and among CS&L, CSL Bandwidth Inc., a Delaware corporation and an indirect wholly owned subsidiary of CS&L (“Purchaser”), Penn Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Purchaser (“Merger Sub”), PEG Bandwidth, LLC, a Delaware limited liability company (“PEG Bandwidth”), PEG Bandwidth Holdings, LLC, a Delaware limited liability company and the controlling equityholder of PEG Bandwidth (“PEG Holdings”), and PEG Holdings, in the capacity as representative of the equityholders of PEG Bandwidth.

Pursuant to the Merger Agreement, on the Closing Date, Merger Sub merged with and into PEG Bandwidth (the “Merger”), with PEG Bandwidth  surviving as a wholly owned subsidiary of Purchaser.  At the effective time of the Merger, the outstanding equity interests of PEG Bandwidth were converted into the right to receive a portion of the following aggregate merger consideration: (i) $315,000,000 in cash (the “Cash Consideration”), (ii) 1,000,000 shares of the common stock, par value $0.0001 of CS&L (the “Common Stock”) and (iii) 87,500 shares of 3.00% Series A Convertible Preferred Stock of CS&L (the “Convertible Preferred Stock”).

Pursuant to the terms of the Merger Agreement, the Common Stock and Convertible Preferred Stock issued in connection with the Merger were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the private offering exemption provided by Section 4(a)(2) thereof.  Contemporaneously with the consummation of the Merger, CS&L and Peg Holdings, the only former equityholder of PEG Bandwidth that received Common Stock and Convertible Preferred Stock in the Merger, entered into a Stockholders’ Agreement and Registration Rights Agreement dated May 2, 2016 (the “Stockholders’ Agreement”).

The Stockholders’ Agreement provides PEG Holdings with certain rights, exercisable after the second anniversary of the Closing, to cause CS&L to register the Common Stock issued pursuant to the Merger Agreement, or issued upon conversion of the Convertible Preferred Stock, under the Securities Act, upon the demand by PEG Holdings and in connection with other offerings of CS&L Common Stock. Such registration rights are subject to certain customary limitations, including on the size of the offering, number of demand registrations exercisable per year and in relation to certain blackout periods.

The foregoing description of the Merger Agreement, the Stockholders’ Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Exhibit 2.1 to CS&L’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on January 12, 2016 and incorporated by reference herein, and the Stockholders’ Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

In connection with the Merger, CS&L drew down approximately $321,000,000 (the “Borrowing”) under its $500 million revolving credit facility (the “Revolving Credit Facility”).  The proceeds of the Borrowing, together with cash on hand, were used to: (i) pay all of the Cash Consideration payable for the Merger and (ii) pay other costs and expenses incurred in connection with the Merger.  Following the draw down, CS&L has approximately $179,000,000 of unutilized borrowing capacity under the Revolving Credit Facility.  A summary of the material terms of the Revolving Credit Facility and borrowings thereunder is included in CS&L’s Current Report on Form 8-K filed with the SEC on April 27, 2015 and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders

On April 28, 2016, CS&L filed with the State Department of Assessments and Taxation of the State of Maryland (“SDAT”) Articles Supplementary to CS&L’s Articles of Amendment and Restatement (the “Articles Supplementary”) designating 87,500 shares of CS&L’s authorized but unissued preferred stock, par value $0.0001 per share, as shares of Convertible Preferred Stock, with the powers, designations, preferences and other rights as set forth therein.  On April 29, 2016, CS&L filed with the SDAT Articles of Amendment to the Articles Supplementary to modify certain dates set forth therein to correspond with the Closing Date of the Merger.  The Articles Supplementary, as so amended, are referred to herein as the “Articles Supplementary.”

As more fully described in the Articles Supplementary, the Convertible Preferred Stock ranks, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of CS&L’s affairs, senior to all classes or series of CS&L Common Stock, and to any other class or series of CS&L shares expressly designated as ranking junior to the Convertible Preferred Stock.

As set forth in the Articles Supplementary, CS&L will pay cumulative dividends on each share of the Convertible Preferred Stock at a rate of 3.00% per annum on the initial liquidation preference of $1,000 per share.  Dividends will accrue and cumulate from the date of issuance and, to the extent that CS&L is legally permitted to pay dividends and its Board of Directors (the “Board”) declares a dividend payable, CS&L will pay dividends quarterly in cash.

Each share of Convertible Preferred Stock will automatically convert on May 1, 2024, if not earlier converted, repurchased or redeemed.  Prior to June 1, 2019, the Convertible Preferred Stock will be convertible only upon the occurrence of specified events set forth in the Articles Supplementary.  Thereafter, holders may convert their Convertible Preferred Stock at any time.  CS&L will settle conversions of the Convertible Preferred Stock by paying or delivering, as the case may be, cash, Common Stock or a combination thereof, at its election.  Upon any conversion, CS&L will deliver consideration per share of Convertible Preferred Stock worth the greater of the liquidation preference and the value of a number of shares of Common Stock equal to the conversion rate of 28.5714 shares of Common Stock (which is subject to adjustment for certain dilutive events).  If, upon any conversion, CS&L elects to satisfy such conversion with shares of Common Stock (in whole or in part), the number of shares of Common Stock issuable by CS&L per share of Convertible Preferred Stock will be capped at 19.9% of CS&L’s outstanding share count as of the Closing Date, divided by the 87,500 shares of Convertible Preferred Stock issued (the “Share Cap”) and, in a mandatory conversion at maturity, CS&L must pay cash in respect of any shares of Common Stock not delivered as a result of the Share Cap.

If CS&L undergoes a change of control (as defined in the Articles Supplementary), holders may require CS&L to repurchase all or part of their Convertible Preferred Stock at a purchase price equal to 100% of the liquidation preference of the shares to be repurchased (payable in cash, Common Stock or a combination thereof, at CS&L’s election, subject to the Share Cap but with cash payable in lieu of any shares of Common Stock not delivered as a result of the Share Cap), plus an amount in cash equal to accumulated and unpaid dividends.  In addition, in certain circumstances, CS&L may be required to increase the conversion rate for any Convertible Preferred Stock converted in connection with a make-whole fundamental change (as defined in the Articles Supplementary).

Prior to July 5, 2019, CS&L will not have the right to redeem the Convertible Preferred Stock. Thereafter, CS&L may redeem the Convertible Preferred Stock, in whole or in part, at a redemption price equal to 100% of the liquidation preference of the shares to be redeemed (payable in cash, Common Stock or a combination thereof, at CS&L’s election, subject to the Share Cap but with cash payable in lieu of any shares of Common Stock not delivered as a result of the Share Cap), plus an amount in cash equal to accumulated and unpaid dividends.

Except as required by law or the Articles Supplementary, the holders of Convertible Preferred Stock have no voting rights (other than with respect to certain matters regarding the Convertible Preferred Stock).  When dividends payable on the Convertible Preferred Stock have not been paid for an aggregate of six quarterly dividend periods or more, whether or not consecutive, the holders of the Convertible Preferred Stock will have the right to elect one additional member to CS&L’s Board.

The foregoing description of the Articles Supplementary, does not purport to be complete and is subject to and qualified in its entirety by reference to the Articles Supplementary, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The disclosures set forth in Item 3.03 hereof are hereby incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits

(a)Financial statements of businesses acquired.

The audited consolidated financial statements of PEG Bandwidth, LLC as of December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015 are filed as Exhibit 99.1 to Current Report on Form 8-K.

(b)Pro forma financial information.

CS&L’s unaudited pro forma condensed combined financial statements as of and for the year ended December 31, 2015 giving effect to the acquisition of PEG Bandwidth, LLC are filed as Exhibit 99.2 hereto.

(d)The following exhibits are included with this Current Report:

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of January 7, 2016, by and among Communications Sales & Leasing, Inc., CSL Bandwidth Inc., Penn Merger Sub, LLC, PEG Bandwidth, LLC, PEG Bandwidth Holdings, LLC and PEG Bandwidth Holdings, LLC as Unitholders’ Representative (incorporated by reference to Exhibit 2.1 to CS&L’s Current Report on Form 8-K dated and filed with the SEC as of January 12, 2016 (File No. 001-36708))

4.1*	Articles Supplementary for 3.00% Series A Convertible Preferred Stock, as amended

10.1*	Stockholders’ and Registration Rights Agreement dated May 2, 2016

23.1*	Consent of Independent Registered Public Accounting Firm

99.1*	PEG Bandwidth, LLC Audited Consolidated Financial Statements as of December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015

99.2*	Unaudited Pro Forma Condensed Combined Financial Statements of Communications Sales & Leasing, Inc. as of and for the year ended December 31, 2015

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2016	COMMUNICATIONS SALES & LEASING, INC.

	By:	/s/ Daniel L. Heard
		Name:	Daniel L. Heard
		Title:	Executive Vice President – General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of January 7, 2016, by and among Communications Sales & Leasing, Inc., CSL Bandwidth Inc., Penn Merger Sub, LLC, PEG Bandwidth, LLC, PEG Bandwidth Holdings, LLC and PEG Bandwidth Holdings, LLC as Unitholders’ Representative (incorporated by reference to Exhibit 2.1 to CS&L’s Current Report on Form 8-K dated and filed with the SEC as of January 12, 2016 (File No. 001-36708))

4.1*	Articles Supplementary for 3.00% Series A Convertible Preferred Stock, as amended

10.1*	Stockholders’ and Registration Rights Agreement dated May 2, 2016

23.1*	Consent of Independent Registered Public Accounting Firm

99.1*	PEG Bandwidth, LLC Audited Consolidated Financial Statements as of December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015

99.2*	Unaudited Pro Forma Condensed Combined Financial Statements of Communications Sales & Leasing, Inc. as of and for the year ended December 31, 2015

* Filed herewith.